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                                                          Exhibit (a)(1)(xviii)


                         TENDER OFFER INSTRUCTION FORM

                  PARTICIPANTS OF TD WATERHOUSE HOLDINGS, INC.
    401(K) PLAN AND/OR THE TD WATERHOUSE HOLDINGS, INC. PROFIT SHARING PLAN

     BEFORE COMPLETING THIS FORM, PLEASE READ THE ACCOMPANYING INFORMATION

     In response to the offer of TD Waterhouse Holdings, Inc. to purchase shares of TD Waterhouse Group, Inc. common stock at $9.00 net per share in cash for each outstanding share (subject to the terms and conditions of the enclosed "Offer to Purchase" dated October 17, 2001 (the "Offer")), I hereby instruct T. Rowe Price Trust Company, ("T. Rowe Price Trust Company") to tender or not to tender TD Waterhouse Group, Inc. shares allocated to my account in the TD Waterhouse Holdings, Inc. 401(k) Plan and/or the TD Waterhouse Holdings, Inc. Profit Sharing Plan in response to the Offer as follows (PLEASE CHECK ONE BOX BELOW AND COMPLETE):

     IMPORTANT: If you do not respond, T. Rowe Price will not tender your TD Waterhouse Group, Inc. shares. Instruction cards returned without a signature and/or box checked will be incomplete, and therefore, will be treated as if no response was provided.

     If you have any questions about the procedures for responding to T. Rowe Price, please call the Plan Account Line at 1-800-992-9945.

         . Please fold and detach card at perforation before mailing .
 ................................................................................

--- I instruct T. Rowe Price to tender all of the shares credited to my TD Waterhouse Holdings, Inc. 401(k) Plan Account and TD Waterhouse Holdings, Inc. Profit Sharing Plan Account in response to the Offer.

--- I instruct T. Rowe Price not to tender any of the shares credited to my TD Waterhouse Holdings, Inc. 401(k) Plan Account and TD Waterhouse Holdings, Inc. Profit Sharing Plan Account in response to the Offer.

All instructions received by T. Rowe Price from individual participants will be held in confidence and will not be divulged to any party, including TD Waterhouse Group, Inc., or any or their respective directors, officers, employees or affiliates.

THIS FORM MUST BE RECEIVED BY 12:00 NOON FRIDAY, NOVEMBER 9, 2001 (unless the Offer is extended).

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                                         PARTICIPANT SIGNATURE

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                                         PRINTED NAME

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                                         SOCIAL SECURITY NUMBER

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                                         DATE

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                                         DAYTIME PHONE NUMBER